SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 4, 2001

LASERSCOPE

(Exact name of registrant as specified in its charter)

CALIFORNIA (State or other jurisdiction of incorporation or organization)	000-18053 (Commission File Number)	77-0049527 (I.R.S. Employer Identification Number)

3070 ORCHARD DRIVE, SAN JOSE, CALIFORNIA 95134-2011

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 943-0636

Item 4. Changes in Registrant’s Certifying Accountant.

(a)	1)	(i)	Effective September 4, 2001, the Company has chosen not to extend the engagement of Ernst & Young LLP as the Company’s independent accountants

		(ii)	The reports of Ernst & Young LLP on the Company’s consolidated financial statements for the fiscal years ended December 31, 2000 and 1999 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles

		(iii)	The decision to change independent accountants was approved by the Board of Directors

		(iv)	During the Company’s two most recent fiscal years and through the date of this report, the Company has had no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP would have caused them to make reference thereto in their report on the consolidated financial statements of the Company for such years

		(v)	During the Company’s two most recent fiscal years and through the date of this report, the Company has had no reportable events as defined in Item 304 (a) (1) (v) of Regulation S-K

	2)		The Company engaged PricewaterhouseCoopers LLP as its new independent accountant effective September 4, 2001.

During the Company’s fiscal years ended December 31, 2000 and 1999 and through the date of engagement of PricewaterhouseCoopers LLP, the Company has not consulted with PricewaterhouseCoopers LLP on items which (1) were or should have been subject to SAS 50 or (2) concerned the subject matter of a disagreement or reportable event with the former auditor (as described in Item 304 (a) (2) of Regulation S-K)

	3)		The Company has requested that Ernst & Young LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter dated September 5, 2001 is filed as Exhibit 16 to this Form 8-K

Item 7. Financial Statements and Exhibits.

(c)  Exhibits

Exhibit 16	Letter from Ernst & Young LLP to the Securities and Exchange Commission included herein pursuant to the requirements of Item 304 (a) (3) of Regulation S-K

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LASERSCOPE

By:	/s/ Dennis LaLumandiere

	Name:	Dennis LaLumandiere
	Title:	Vice President of Finance and Chief Financial Officer (Principal Financial and Accounting Officer)
	DATE:	September 6, 2001

EXHIBIT INDEX

Exhibit 16	Letter from Ernst & Young LLP to the Securities and Exchange Commission included herein pursuant to the requirements of Item 304 (a) (3) of Regulation S-K